UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 10, 2019

ProLung, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38362	20-1922768
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

757 East South Temple Suite 150
Salt Lake City, Utah	84102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:

(801) 736-0729

N/A

(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 10, 2019, Jim Hogan was appointed to the Board of Directors of ProLung, Inc. (the “Company”) as an Independent Director during the most recent meeting of Directors. Mr. Hogan was appointed to the class of directors whose term expires at the 2020 annual meeting of stockholders.

On June 10, 2019, David Nielsen was appointed to the Board of Directors of ProLung, Inc. (the “Company”) as an Independent Director during the most recent meeting of Directors. Mr. Nielsen was appointed to the class of directors whose term expires at the 2021 annual meeting of stockholders.

On June 10, 2019, Don Patterson was appointed to the Board of Directors of ProLung, Inc. (the “Company”) as a Director during the most recent meeting of Directors. Mr. Patterson was appointed to the class of directors whose term expires at the 2019 annual meeting of stockholders.

Directors are awarded 2,000 options per quarter of service and 2,500 per quarter if they are a Committee Chair. Compensation will include a cash payment of at least $5,000 per quarter for service provided in the event an exit renders the options worthless or less than the value $5,000 per quarter.

On June 10, 2019, J. Scott Nixon stepped down from the Company Board of Directors of ProLung. Mr. Nixon served on the Board since 2016. Mr. Nixon has accepted a three-year voluntary leadership assignment in Brazil for The Church of Jesus Christ of Latter-day Saints and is resigning from the Company’s Board of Directors to fully focus on that responsibility. Mr. Nixon did not advise the Company of any disagreement with the Company on any matter relating to its operations, policies or practices.

On June 10, 2019, Mark Anderson stepped down from the Company Board of Directors of ProLung. Mr. Anderson served on the Board since 2018 and was the Company Chief Financial Officer from 2017-2018. Mr. Anderson did not advise the Company of any disagreement with the Company on any matter relating to its operations, policies or practices.

In addition, to the knowledge of the executive officers of the Company, as defined in 17 CFR 240.3b-7, the resignations did not arise as a result of a disagreement on any matter relating to the Company’s operations, policies or practices.

On June 10, 2019, Rex Yung, MD, 62, transitioned from Chief Scientific Officer at ProLung to Chief Medical Officer at ProLung replacing Dr. Jeff O’Driscoll. Dr. Yung was the Chief Scientific Officer from August 2017 to June 2019. Dr. Yung has an employment agreement with the Company and as part of the broader Company restructuring in the Fall of 2018, he agreed to a temporary reduction in salary from $240,000 per year to $180,00 per year. Dr. Yung returned to part-time locums medical practice in August 2018. Prior to joining ProLung, Dr. Yung was employed by Greater Baltimore Medical Center as a pulmonologist from 2014 to 2017. Dr. Yung has 0.9% ownership in ProLung China.

Mr. Jim Hogan served his entire professional career in the medtech industry in multiple locations in the USA and abroad. After rising to the role of Director of Sales and Marketing for Pfizer Europe in London, he successfully founded two medtech companies and led two others. These four start-up medtech companies were all successfully exited. Mr. Hogan recently retired from Medtronic, one of the world’s largest medtech companies, where he was President of Medtronic Latin America, corporate Vice President, and appointed to the company’s Sr. Executive Committee. Mr. Hogan has deep operational, sales, marketing, and general management expertise with medical devices and therapeutics in some of the smallest and largest medtech companies in the world. Mr. Hogan remains dedicated to health-related philanthropic endeavors from his home in Park City, Utah. Mr. Hogan holds a BA in Chemistry and Psychology in addition to a MBA from the University of Minnesota.

Mr. David Nielsen is currently a partner at Whiteknob consulting, which is a medtech product development company. He has 20 years of R&D and leadership experience at BioFire and BioFire Defense (formerly named Idaho Technology), which sold to bioMérieux in 2014. As one of the original Idaho Technology employees, Mr. Nielsen worked in various roles in engineering, management, and business development rising to the position of Vice President of Product Development. He managed a team of more than 70 scientists and engineers who were responsible for developing and launching new medical diagnostic products and supporting the complex regulatory clearance process in the US, EU, and other jurisdictions. Mr. Nielsen is currently a partner at Whiteknob, which is a medtech product development company based in Salt Lake City, Utah. Mr. Nielsen holds a BS degree in Mechanical Engineering from Brigham Young University, and a Master of Mechanical Engineering from the University of Utah.

Mr. Don Patterson comes to the Board with a broad range of experience. He began his professional career in public accounting and worked for both large and small firms as a CPA for 24 years. During this time, he developed expertise in financial analysis and was significantly involved in merger and acquisition (M&A) activities. He has been involved in multiple boards of directors for companies ranging in size from small, closely-held companies to large privately-held, publicly listed companies. In one instance where he served on the boards of two NASDAQ-listed and affiliated firms as the Chair of the Audit Committee and a member of the Compensation Committee, he was directly involved in the sales negotiation to an investment bank. He has also been one of the founders in various entrepreneurial ventures, including manufacturing, distribution, intellectual property (IP) development and prosecution. His primary pursuit for the past 19 years has been in the development and licensing of patents involving manufacturing processes used in the home products industry. Mr. Patterson currently resides in Gilbert, Arizona and holds a BA degree in accounting from Arizona State University.

Mr. Rex Chin-Wei Yung, MD, FCCP, 62, has been with ProLung full-time since 2017. As the new Chief Medical Officer, he will continue leading the evaluation of opportunities to expand our underlying science and indications through his expertise in translational research of lung cancer biomarkers and early cancer detection through imaging and bronchoscopy. Previously, Dr. Yung was the Chief Scientific Officer at ProLung. Previous to that, Dr. Yung was the Director of Pulmonary Oncology and Director of Bronchoscopy at Johns Hopkins University School of Medicine (JHU). Dr. Yung remains an adjunct faculty in the Department of Oncology at JHU. Dr. Yung is a fellow of the American College of Chest Physicians. He is board certified in Internal Medicine, Pulmonary and Critical Care Medicine and has served on the executive and editorial boards of the American Association of Bronchology and Interventional Pulmonology and Journal of Bronchology and Interventional Pulmonology. Dr. Yung earned a Bachelor of Arts from Harvard University and his MD from the University of California at Los Angeles (UCLA).

Item 7.01. Regulation FD Disclosure.

On June 12, 2019, the Company issued a press release, entitled “ProLung Announces Changes to its Board of Directors and Leadership Team to Enhance its Medtech Expertise” related to the appointments of Messers. Hogan, Nielsen and Patterson, a copy of which is filed as Exhibit 99.1 to this Current Report.

The information contained in this Item 7.01 and in the attached Exhibit 99 is being furnished and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not deemed incorporated by reference by any general statements incorporating by reference this Current Report or future filings into any filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates the information by reference. By filing this Current Report and furnishing this information, the Company makes no admission or statement as to the materiality of any information in this Current Report that is required to be disclosed solely by reason of Regulation FD.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Press Release, exhibit 99.1

Email to shareholders, exhibit 99.2

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProLung, Inc.

Dated: June 12, 2019	By:	/s/ Jared Bauer
Jared Bauer, interim Chief Executive Officer